SNAP-ON INCORPORATED
                           DEFERRED COMPENSATION PLAN
                      (as amended through October 22, 1999)


                      Section 1. Establishment and Purposes

1.1 Establishment. Snap-on Incorporated hereby establishes, effective as of April 1, 1986, a deferred compensation plan for executives as described herein, which shall be known as the "SNAP-ON INCORPORATED DEFERRED COMPENSATION PLAN" (hereinafter called the "Plan").

1.2 Purposes. The purposes of this Plan are to enable the Corporation to attract and retain persons of outstanding competence, to provide a means whereby certain amounts payable by the Corporation to selected executives may be deferred to some future period and to provide such executives with a means to have deferred amounts treated as if invested in the Corporation's stock, thereby aligning their interests more closely with the interests of shareholders. The plan is intended to constitute an unfunded plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

                             Section 2. Definitions

2.1 Definitions. Whenever used herein, the following terms shall have the meanings set forth below:

(a)     "Board" means the Board of Directors of the Corporation.

(b) "Committee" means the Organization and Compensation Committee of the Board.

(c) "Common Stock" means the common stock, par value $1.00 per share, of the Corporation.

(d) "Compensation" means the gross Salary and Incentive Compensation payable to a Participant during a Year and Other Compensation payable to a Participant.

        (i) Salary. "Salary" means all regular, basic compensation, before reduction for amounts deferred pursuant to this Plan or any other plan of the Corporation, payable in cash to a Participant for services during the Year, exclusive of any bonuses or incentive compensation, special fees or awards, allowances, or amounts designated by the Corporation as payments toward or reimbursement of expenses.

        (ii)    Incentive  Compensation.   "Incentive  Compensation"  means  the
                annual Incentive Compensation Plan payable in cash by the Corporation to a Participant in a Year.



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        (iii)   Other   Compensation.    "Other    Compensation"   means   other
                compensation  payable  in cash  and/or  Common  Stock  or  other property by the Corporation to a Participant in a Year, including without limitation compensation payable under the Amended and Restated Snap-on Incorporated 1986 Incentive Stock Program, as amended (the "Stock Program"), if the award of such
                compensation   provides  that  the  Participant  may  defer  the
                compensation.

(e)     "Corporation" means Snap-on Incorporated, a Delaware corporation.

(f) "Fair Market Value" means the closing price of the Common Stock on the New York Stock Exchange on any particular date; provided, however, that for purposes of Section 16, Fair Market Value shall mean the closing price of the Common Stock on the New York Stock Exchange on the date of the Change of Control (as defined therein) or, if higher, the highest price per share of Common Stock paid in the transaction giving rise to the Change of Control.

(g)     "Growth   Increment"   means  the  amount  of   interest   earned  on  a
        Participant's deferred amounts.

(h)     "Participant"   means  an  individual  selected  by  the  Committee  for
        participation in the Plan.

(i)     "Year" means a calendar year.

2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein also shall include the feminine gender, and the definition of any term herein in the singular also shall include the plural.

                    Section 3. Eligibility and Participation

3.1 Eligibility. The elected officers and appointed officers of the Corporation and, effective as of January 1, 1996, the elected and appointed officers of Snap-on Tools Company and of any other direct or indirect subsidiary of the Corporation designated by the Committee from time to time shall be eligible to participate in this Plan.

3.2 Ceasing Eligibility. In the event a Participant no longer meets the requirements for participation in this Plan, he shall become an inactive Participant, retaining all the rights described under this Plan, except the right to make any further deferrals, until the time that he again meets the eligibility requirements of Section 3.1.


                          Section 4. Election to Defer

4.1 Deferral Election. (a) Subject to the following provisions, prior to the beginning of the Year, a Participant irrevocably may elect, by written notice to the Corporation, to defer all or a percentage of annual Salary, Incentive Compensation, or both Salary and Incentive Compensation. The amount to be deferred each year must equal or exceed $5,000.


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(i)     With respect to Salary deferrals,  the deferral percentage elected shall be applied to the Participant's Salary for each pay period of the Year to which the Deferral Election applies and must be made before November 30 of the year immediately preceding the Year for which such Deferral Election applies.

(ii) With respect to Incentive Compensation deferrals, the deferral percentage elected shall apply only to the Participant's Incentive Compensation payable with respect to service to be performed in the Year and must be made before December 31 of such Year.

        (b) An individual who becomes a Participant at or after the beginning of the Year may irrevocably elect, by written notice to the Corporation, to defer all or a percentage of (i) the annual Salary earned by such Participant for such Year after such election, if such election is made within 30 days after becoming a Participant, and (ii) the pro rata share of the Participant's Incentive Compensation, if any, payable with respect to service performed during such Year, if such election is made before December 31 of such Year.

        (c) If so provided in an award of Other Compensation, and subject to such restrictions and conditions as may be set forth in the award or imposed by the Corporation, a Participant irrevocably may elect, by written notice to the Corporation, to defer all or a percentage of such Other Compensation.

4.2 Deferral Period. (a) The Participant irrevocably shall select the deferral period for each separate deferral. The deferral period shall be for a specified number of years or until a specified date. The deferral period shall not be less than five years.

(b) However, notwithstanding the deferral period specified, payments shall begin following the earliest to occur of:

        (i)     Death,

        (ii)    Total and permanent disability,

        (iii)   Subject to subsection (c), retirement, or

        (iv)    Subject to subsection (c), termination of employment.

(c) A  Participant   may  elect  to  have  a  deferral  period  continue  beyond termination of employment due to retirement by so indicating when the Participant selects, or modifies pursuant to Section 4.4, the Participant's deferral period for a deferral. The Participant may elect one or more successive post retirement deferral periods of up to five years each, and may change the manner in which a deferred amount will be paid and/or the date such payments are to commence by written election made prior to the Year in which such payments are to commence.

4.3 Manner of Payment Election. At the same time as the election made pursuant to Section 4.1, the Participant also may elect to have a deferred amount paid either in a lump


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sum or in a specified number of approximately equal annual installments,  not to exceed ten.

4.4 Modification. A Participant may change the manner in which a deferred amount will be paid and/or the date such payments are to commence by written election made prior to the Year in which such payments are to commence.

                    Section 5. Deferred Compensation Account

5.1 Participant Accounts. The Corporation shall establish and maintain individual bookkeeping accounts in respect of deferrals made by a Participant consisting of a "Cash Account" and a "Share Account." A Participant shall have separate Cash Accounts and Share Accounts for deferred amounts with different deferral periods under Section 4.2 hereof and/or manners of payment under
Section 4.3 hereof. A Participant's Cash Account shall be credited with the dollar amount of any amount deferred as of the date the amount deferred otherwise would have become due and payable unless prior to such date the Participant notifies the Corporation in writing that all or any portion of the dollar amount deferred shall be converted into deferred shares of Common Stock to be credited to the Participant's Share Account. In such event (i) there shall be credited to the Participant's Share Account as of such date a number of units ("Share Units") equal to the dollar amount of any amount deferred or if less the dollar amount specified in such notice divided by the Fair Market Value on the last trading business day immediately preceding the date the amount deferred otherwise would have become due and payable and (ii) the Participant's Cash Account shall be credited as of such date with the balance of the dollar amount deferred, if any.

5.2 Growth Increments. The Corporation will provide the opportunity for Growth Increments to be earned on the balance of a Participant's Cash Accounts. The Committee will have the authority to select, from time to time, the appropriate interest rate to apply to such amounts. Each Cash Account shall be credited on the first day of each month with a Growth Increment computed on the daily balance in the Cash Account during the immediately preceding month. The Growth Increment shall be the sum of the daily interest earned, compounded monthly by the interest rate selected by the Committee.

5.3     Share Accounts.

(a) Subject to applicable corporate policies, from time to time a Participant may convert all or a portion of any Cash Account balance of the Participant into deferred shares of Common Stock credited to the Participant's corresponding Share Account by written notice to the Corporation. In such event, and effective as of the date the Corporation receives such a notice, (i) there shall be credited to the Participant's Share Account a number of units Share Units equal to the number of Share Units specified in the notice or, if such notice specifies a dollar amount, a number of Share Units equal to such dollar amount divided by the Fair Market Value on the last trading business day immediately preceding the date the Corporation receives such notice and (ii) the Participant's Cash Account shall be debited in an amount equal to the number of Share Units credited to the Share Account multiplied by the Fair Market Value on the same trading business day.



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

(b) Subject to the authority of the Committee, the Corporation's Chief Executive Officer may approve the terms of any agreements between the Corporation and any Participant relating to the deferral of Other Compensation where, but for the Participant's deferral, the Participant would have received shares of Common Stock if such officer determines that such terms are appropriate to carry out the purposes of this Plan and the award of Other Compensation. Without limitation, the Corporation may enter into an agreement with a Participant relating to such a deferral under which (i)(A) there shall be credited to the Participant's Share Account a number of Share Units equal to the number of shares of Common Stock the receipt of which the Participant has deferred which credit shall be made as of the date the Other Compensation deferred otherwise would have become due and payable or (B) Share Units shall be credited to the Participant's Share Account only at a future date, such as the date that one or more conditions to vesting have been satisfied;
        (ii) a credit of Share Units may be made subject to such restrictions as are imposed under the terms of the award of Other Compensation (or restrictions substantially equivalent to those to which shares of Common Stock would have been subject but for the deferral), including without limitation forfeiture under certain circumstances and restrictions on the Participant's rights to convert such Share Units pursuant to Section 5.3(d); and (iii) if the terms of the award of Other Compensation require a Participant to deliver cash and/or shares of Common Stock to the Corporation to exercise or otherwise receive the benefit of such Other Compensation, then in lieu of delivering such cash and/or Common Stock, there may be a debit to the Participant's Cash Account in an amount equal to the amount of cash that the Participant otherwise would have delivered and/or a debit to the Participant's Share Account in an amount equal to the number of shares of Common Stock that the Participant otherwise would have delivered, in each case to the extent of any credit balance in such account.

(c) Whenever cash dividends are paid by the Corporation on outstanding Common Stock, as of the payment date for the dividend, at the election of a Participant (i) there shall be credited to a Participant's Cash Account an amount equal to the amount per share of the cash dividend on the Common Stock multiplied by the number of Share Units reflected in the Participant's Share Account, if any, as of the close of business on the record date for the dividend or (ii) there shall be credited to a Participant's Share Account additional Share Units equal to the cash amount described in clause (i) divided by the Fair Market Value of the Common Stock on the last trading business day immediately preceding the date of payment of the dividend. Absent an express election by a Participant, clause (i) shall apply. A Participant shall be entitled to elect treatment under clause (i) as to some Share Units reflected in the Participant's Share Account and treatment under clause (ii) as to other Share Units reflected in the Participant's Share Account.

(d) Subject to applicable corporate policies, from time to time a Participant with a credit balance in a Share Account may convert all or a portion of such balance into an amount to be credited to the Participant's corresponding Cash Account by giving written notice to the Corporation. In such event, and effective as of the date the Corporation receives such a notice, (i) there shall be credited to the Participant's Cash Account an amount equal to the number of Share Units specified in the notice multiplied by the Fair Market Value on


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        the  last  trading  business  day  immediately  preceding  the  date the
        Corporation receives such notice and (ii) the Participant's Share Account shall be debited by the number of Share Units specified in the notice.

5.4 Charges Against Accounts. There shall be charged against a Participant's Cash Account any cash payments (excluding payments for fractional shares) made to the Participant or to his beneficiary in accordance with Section 6 hereof. There shall be charged against a Participant's Share Account any distributions made to the Participant or to his beneficiary in respect of the Participant's Share Account in accordance with Section 6 hereof.

                     Section 6. Payment of Deferred Amounts

6.1     Payment of Deferred Amounts.

(a) Payment of a Participant's Cash Account balance, including accumulated Growth Increments attributable thereto and dividend credits under
        Section 5.3(b), shall be paid in cash commencing within thirty calendar days after the commencement date referred to in Section 4.2 hereof. The payments shall be made in the manner selected by the Participant under
        Section 4.3 of this Plan or, in the absence thereof, in a lump sum. The amount of each payment shall be equal to a Participant's then distributable Cash Account balance multiplied by a fraction, the numerator of which is one and the denominator of which is the number of installment payments remaining.

(b) Payment of a Participant's Share Account balance shall be paid commencing within thirty calendar days after the commencement date referred to in Section 4.2 hereof. Payments in respect of a Share Account balance shall be made by converting Share Units into Common Stock on a one-for-one basis, with payment of fractional shares to be made in cash based upon the Fair Market Value on the last trading business day immediately preceding the date of payment; provided, however, that at the election of a Participant, made by written notice to the Corporation delivered not less than five business days before a payment due date, payments in respect of a Share Account may be made solely in cash in an amount equal to the number of Share Units then payable multiplied by the Fair Market Value on the last trading business day immediately preceding the date of payment. The payments shall be made in the manner selected by the Participant under Section 4.3 of this Plan or, in the absence thereof, in a lump sum. The number of Share Units payable at the time of a payment shall be equal to a Participant's then distributable Share Account balance multiplied by a fraction, the numerator of which is one and the denominator of which is the number of installment payments remaining.

6.2 Acceleration of Payments. If a Participant dies prior to the payment of all or a portion of his Cash Account and/or Share Account balances, the balance of any amounts payable shall be paid in a lump sum to the beneficiaries designated under Section 7 hereof. In addition, if a Participant's Cash Account balance is less than $5,000 at the time for the payment specified, such amount shall be paid to the Participant in a lump sum, and if a Participant's Share Account balance is less than 300 Share Units at the time for the payment specified, such amount shall be paid to the Participant in a lump sum.



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

6.3 Financial Emergency. The Committee, at its sole discretion, may alter the timing or manner of payment of deferred amounts in the event that the Participant establishes, to the satisfaction of the Committee, severe financial hardship. In such event, the Committee may:

(a) provide that all, or a portion of, the amount previously deferred by the Participant immediately shall be paid in a lump sum payment,

(b) provide that all, or a portion of, the installments payable over a period of time immediately shall be paid in a lump sum, or

(c) provide for such other installment payment schedules as it deems appropriate under the circumstances, as long as the amount distributed shall not be in excess of that amount which is necessary for the Participant to meet the financial hardship.

        Severe financial hardship will be deemed to have occurred in the event of the Participant's impending bankruptcy, a dependent's long and serious illness, or other events of similar magnitude. The Committee's decision in passing on the severe financial hardship of the Participant and the manner in which, if at all, the payment of deferred amounts shall be altered or modified shall be final, conclusive, and not subject to appeal.

                       Section 7. Beneficiary Designation

7.1 Designation of Beneficiary. A Participant shall designate a beneficiary or beneficiaries who, upon the Participant's death, are to receive the amounts that otherwise would have been paid to the Participant. All designations shall be in writing to the Corporation in such form as it requires or accepts and signed by the Participant. The designation shall be effective only if and when delivered to the Corporation during the lifetime of the Participant. The Participant also may change his beneficiary or beneficiaries by a signed, written instrument delivered to the Corporation. However, if a married Participant maintains his primary residence in a state that has community property laws, the Participant's spouse shall join in any designation of a beneficiary or beneficiaries other than the spouse. The payment of amounts shall be in accordance with the last unrevoked written designation of beneficiary that has been signed and delivered to the Corporation.

7.2 Death of Beneficiary.  In the event that all of the  beneficiaries  named in
Section 7.1 predecease the Participant, the amounts that otherwise would have been paid to the Participant shall be paid to the Participant's estate, and in such event, the term "beneficiary" shall include his estate.

7.3 Ineffective Designation. In the event the Participant does not designate a beneficiary, or if for any reason such designation is ineffective, in whole or in part, the amounts that otherwise would have been paid to the Participant shall be paid to the Participant's estate, and in such event, the term "beneficiary" shall include his estate.



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                        Section 8. Rights of Participants

8.1 Contractual Obligation. It is intended that the Corporation is under a contractual obligation to make payments from a Participant's account when due. Payment of account balances payable in cash shall be made out of the general funds of the Corporation as determined by the Board.

8.2 Unsecured Interest. No Participant or beneficiary shall have any interest whatsoever in any specific asset of the Corporation. To the extent that any person acquires a right to receive payments under this Plan, such receipt shall be no greater than the right of any unsecured general creditor of the Corporation.

8.3 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Corporation to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Corporation.

8.4 Participation. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

                                   Section 9.

9.1 Nontransferability. In no event shall the Corporation make any payment under this Plan to any assignee or creditor of a Participant or a beneficiary. Prior to the time of a payment hereunder, a Participant or a beneficiary shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan nor shall such rights be assigned or transferred by operation of law.

                           Section 10. Administration

10.1 Administration. This Plan shall be administered by the Committee. The Committee may from time to time establish rules for the administration of this Plan that are not inconsistent with the provisions of this Plan.

10.2 Finality of Determination. The Committee has sole discretion in interpreting the provisions of the Plan. The determination of the Committee as to any disputed questions arising under this Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all persons.

10.3 Expenses. The cost of payment from this Plan and the expenses of administering the Plan shall be borne by the Corporation.

10.4 Action by the Corporation. Any action required or permitted to be taken under this Plan by the Corporation shall be by resolution of the Board of Directors, by the duly authorized Committee of the Board of Directors, or by a person or persons authorized by resolution of the Board of Directors or the Committee.



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                      Section 11. Amendment and Termination

11.1 Amendment and Termination. The Corporation expects the Plan to be permanent but, since future conditions affecting the Corporation cannot be anticipated or foreseen, the Corporation necessarily must and does hereby reserve the right to amend, modify, or terminate the Plan at any time by action of this Board. Notwithstanding the foregoing, upon the occurrence of a Potential Change of Control (as hereinafter defined) and for a period of six months thereafter, the Plan may not be terminated or amended in a manner adverse to Participants. For purposes hereof, a "Potential Change of Control" shall be deemed to have occurred if an event set forth in any one of the following shall have occurred:

        (i) The Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change of Control;

        (ii)   The  Corporation  or  any  other  Person  publicly  announces  an
               intention  to  take  or  consider   taking   actions   that,   if
               consummated, would constitute a Change of Control;

        (iii) Any Person becomes the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Beneficial Owner"), directly or indirectly, of securities of the Corporation representing 15% or more of either the then outstanding shares of Common Stock or the combined voting power of the Corporation's then outstanding voting securities; or

        (iv) The Board adopts a resolution to the effect that, for purposes of this Plan, a Potential Change of Control has occurred.

                           Section 12. Applicable Law

12.1 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of Wisconsin.

                        Section 13. Withholding of Taxes

13.1 Tax Withholding. The Corporation shall have the right to deduct from all contributions made to, or payments made from, the Plan any federal, state, or local taxes required by law to be withheld with respect to such contributions or payments. The Corporation may defer making payments in the form of Common Stock under the Plan until satisfactory arrangements have been made for the payment of any federal, state or local taxes required to be withheld with respect to such payment or delivery. Each Participant shall be entitled to irrevocably elect, prior to the date shares of Common Stock would otherwise be delivered hereunder, to have the Corporation withhold shares of Common Stock having an aggregate value equal to the amount required to be withheld. The value of fractional shares remaining after payment of the withholding taxes shall be paid to the Participant in cash. Shares so withheld shall be valued at Fair Market Value on the


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

last trading business day immediately preceding the date such shares would otherwise be transferred hereunder.

                               Section 14. Notice

14.1 Notice. Any notice required or permitted to be given under the Plan shall be sufficient if in writing and hand-delivered, or sent by a registered or certified mail, and if given to the Corporation, delivered to the principal office of the Corporation. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

                        Section 15. Common Stock Matters

15.1 Stock Reserved for the Plan. The number of shares of Common Stock authorized for issuance under the Plan is 75,000 (after giving effect to the 3-for-2 stock split declared June 28, 1996), subject to adjustment pursuant to
Section 15.3 hereof. Shares of Common Stock delivered hereunder shall be previously issued shares reacquired and held by the Corporation.

15.2    General Restrictions.

(a) Investment Representations. The Corporation may require any Participant, as a condition of receiving Common Stock, to give written assurances in substance and form satisfactory to the Corporation and its counsel to the effect that such person is acquiring the Common Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Corporation deems necessary or appropriate in order to comply with federal and applicable state securities laws.

(b) Compliance with Securities Laws. Delivery of Common Stock under the Plan shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the shares of Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of shares thereunder, such shares may not be delivered in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration or qualification.

15.3 Effect of Certain Changes in Capitalization. If there is any change in the number or class of shares of Common Stock through the declaration of stock dividends, or recapitalization resulting in stock splits, or combinations or exchanges of such shares or similar corporate transactions, the maximum number or class of shares available under the Plan, the number or class of shares of Common Stock to be delivered hereunder and the number of Share Units in each Participant's Share Account shall be proportionately adjusted by the Committee to reflect any such change in the number or class of issued shares of Common Stock.



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

                          Section 16. Change of Control

16.1 Change of Control. A "Change of Control" of the Company shall be deemed to have occurred if:

        (1) any "Person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as modified and used in Sections 13(d) and 14(d) thereof, except that for purposes of this section 16.1(1) and subsection 16.1(3), the term "Person" shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company) is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding voting securities; or

        (2) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on January 1, 1996, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on January 1, 1996 or whose appointment, election or nomination for election was previously so approved; or

        (3) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in


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
                which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding voting securities; or

        (4) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

        Notwithstanding the foregoing, no "Change of Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

16.2    Payments.   Upon  the   occurrence   of  a  Change   of   Control,   and
        notwithstanding Section 6,

(a)     payment  of  a   Participant's   Cash  Account  balance  shall  be  paid
        immediately in cash in a lump sum; and

(a)     payment  of  a  Participant's   Share  Account  balance  shall  be  paid
        immediately in cash in a lump sum in an amount equal to the number of Share Units in the Share Account multiplied by the Fair Market Value.

                            Section 17 - RATING EVENT

17.1 Rating Event. The term "Rating Event" means the date on which the Corporation's debt rating drops below an Investment Grade Rating. "Investment Grade Rating" means a rating at or above Baa3 by Moody's Investors Services, Inc. (or its successors) or a rating at or above BBB by Standard & Poor's Corporation (or its successors). Only one such rating at the required level is necessary for the Corporation to have an Investment Grade Rating for purposes of this Section. If either or both of these ratings cease to be available then an equivalent rating from a nationally prominent rating agency shall be substituted by the Corporation.



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
17.2 Payment. Upon the occurrence of a Rating Event, and notwithstanding Section 6:

(a) a Participant's Cash Account balance shall be paid immediately in cash in a lump sum; and

(b) payments in respect of a Share Account balance shall be made immediately by converting Share Units into Common Stock on a one-for-one basis, with payment of fractional shares to be made in cash based upon the Fair Market Value on the last trading business day immediately preceding the date of payment; provided, however, that at the election of a Participant, made by written notice to the Company prior to delivery of such Common Stock, payments in respect of a Share Account may be made solely in cash in an amount equal to the number of Share Units then payable multiplied by the Fair Market Value on the last trading business day immediately preceding the date of payment."

(c) In addition to payment of the Participant's Cash Account balance as described above, the Corporation shall pay the Participant an amount equal to the interest that would have been earned on the Accelerated Tax Amount from the date of the Rating Event to the date payment of the deferred amounts were then scheduled to commence, calculated at the interest rate determined under Section
5.2 hereof, compounded monthly, which interest amount shall then be discounted to the date of payment at a discount rate equal to the rate determined under
Section 5.2. The Accelerated Tax Amount means the Participant's Cash Account balance multiplied by the Assumed Tax Rate. The Assumed Tax Rate means a percentage which reflects the highest stated federal and state income tax rates imposed on residents of Wisconsin after giving effect to the deductibility of state income taxes.

17.3 Revocation of Election. Upon the occurrence of a Rating Event all deferral elections made prior thereto are revoked.

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